UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

TESSCO Technologies Incorporated

(Exact name of the Company as specified in its charter)

Delaware	001-33938	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(the Company’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2016, Steven K. Tom, who joined TESSCO Technologies Incorporated in 2011 and who has most recently served as Senior Vice President, Analytics, Innovation and Learning, tendered his resignation, to pursue new professional opportunities.  Mr Tom’s last day of employment will be October 14, 2016.  Mr. Tom is not entitled to severance pay under the terms of his Severance and Restrictive Covenant Agreement dated as of November 2, 2015, and all Performance Stock Units and unexercised stock options held by Mr. Tom will terminate upon termination of his employment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ Aric M. Spitulnik
Aric M. Spitulnik
Chief Financial Officer and Senior Vice President

Dated: October 6, 2016